MATERIAL CHANGE REPORT

Item 1     Name and Address of Company

Luna Gold Corp.
Suite 920 - 475 West Georgia Street
Vancouver, BC V6B 4M9

Item 2     Date of Material Change

May 15, 2006

Item 3     News Release

A news release with respect to the material change referred to in this report was filed by the Corporation through Canada Newswire on May 29, 2006 and filed on SEDAR.

Item 4     Summary of Material Change

Luna Gold Corp. ("Luna" or the "Company") reports that effective May 15, 2006 Darren Bahrey joined the Company's Board of Directors

Item 5     Full Description of Material Change

Please see attached press release.

Item 6     Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable.

Item 7     Omitted Information

Not applicable.

Item 8     Executive Officer

For further information contact Tim Searcy at (604) 687-9931 (extension 225).

Item 9     Date of Report

DATED as of this 29th day of May, 2006.

Luna Gold Corp.

By:     TIM SEARCY
           Tim Searcy
          President & Chief Executive Officer